SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Section 240.14a-2.

Twin Disc, Incorporated

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TWIN DISC, INCORPORATED

1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 27, 2022

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation (the “Corporation”), will be held at 2:00 P.M. (Central Time) on Thursday, October 27, 2022, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 (the “Annual Meeting”) for the following purposes:

1.	To elect three Directors to serve until the Annual Meeting of Shareholders in 2025.

2.	To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2023.

4.	To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 18, 2022, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice. The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting in person. Please review these proxy materials and follow the applicable instructions.

Jeffrey S. Knutson Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 27, 2022

Our proxy materials, including the Proxy Statement and 2022 Annual Report on Form 10-K, are available over the internet at http://ir.twindisc.com/proxy, and most of our stockholders will receive only a notice (“Notice”) containing instructions on how to access the proxy materials over the internet and vote online. If you receive this Notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice or on the website referred to on the Notice.

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YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE OPTIONS YOU HAVE FOR VOTING YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY SIGNING AND RETURNING YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE. THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID. AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

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2022 Proxy Statement

TWIN DISC, INCORPORATED

September 8, 2022

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 on Thursday, October 27, 2022, or any adjournment thereof. Holders of common stock of record at the close of business on August 18, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein.

The Corporation intends to commence distribution of this proxy statement and accompanying form of proxy to shareholders on or about September 8, 2022.

HOW TO VOTE YOUR SHARES

Shareholders may vote their shares by properly appointing a proxy, voting in advance of the Annual Meeting via the Internet or by phone, or attending and voting during the Annual Meeting.

Registered Shareholders

Registered shareholders of the Corporation (shareholders who hold shares through the Corporation’s transfer agent, Computershare) may appoint a proxy by delivering, either in person, by mail or by messenger, the enclosed proxy appointment form. Appointment forms must be received by the Secretary of the Corporation not less than 48 hours prior to the date of the Annual Meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Registered shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Registered shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time on October 26, 2022. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

Street Name Shareholders

Street name shareholders (shareholders whose shares are registered in the name of a bank or brokerage firm) will receive instructions from the bank or broker that they must follow to have their shares voted. Street name shareholders may be eligible to vote their shares electronically via the Internet or by telephone. If the bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, the voting form will provide instructions about how to vote shares electronically.

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HOW TO REVOKE YOUR PROXY

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by attending the Annual Meeting and voting the shares, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE AND QUORUM REQUIREMENTS

The record date with respect to this solicitation is August 18, 2022. On that date, there were outstanding 13,784,266 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding. The presence of a majority of the outstanding shares of common stock of the Corporation, either represented by a signed proxy appointment or electronic proxy vote or present via the Internet, will constitute a quorum at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2023

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2023 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 11, 2022. Shareholder proposals received later than July 10, 2022 will be considered untimely, and will not be considered at the Corporation’s 2023 Annual Meeting. Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for the 2023 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 10, 2022. Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld. Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

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With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution. Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders. This vote is not binding on the Corporation. The Compensation and Executive Development Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the ratification of the appointment of independent auditors (Proposal No. 3), votes may be cast “For” or “Against.” The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Brokers who hold shares in street name for customers are not permitted to vote on certain matters without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2023 (Proposal No. 3) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal. However, brokers or other nominees may not vote on the election of Directors (Proposal No. 1) or the advisory vote on Named Executive Officer compensation (Proposal No. 2) without specific instructions from the beneficial owners of the shares. Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1 and 2.

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PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 12, 2022 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount		Percent of
Name	Address	Ownership	Owned		Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,383,392	(1)	17.3%
	Racine, WI	Beneficial	326,395		2.4%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	1,950,6349	(2)	14.2%
	Rye, NY	dispose of stock

Juniper Investment	555 Madison Avenue	Power to vote &	1,035,073		7.5%
Company, LLC	New York, NY	dispose of stock

(1)	Held as trustee under various trusts and as guardian for a non-immediate family member.
(2)	Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

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DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 12, 2022 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership (1)		Percent of Class
John H. Batten	2,709,787	(2)	19.7%
Jeffrey S. Knutson	107,965	(3)	*
Michael Doar	84,308	(4)	*
Janet P. Giesselman	38,646	(4)	*
David W. Johnson	43,114	(4)	*
David B. Rayburn	93,573	(4)	*
Michael C. Smiley	50,781	(4)	*
Harold M. Stratton II	70,106	(4)	*
Juliann Larimer	4,642	(4)	*
Kevin M. Olsen	2,101	(4)	*

All Directors and Executive Officers as a group (10 persons)	3,205,023	(4)	23.3%

* Denotes ownership of less than one percent of shares outstanding.

(1)

Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2)

Includes 2,383,392 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 44,986 shares that vest in fiscal 2023, 51,994 shares that vest in fiscal 2024 and 48,251 shares that vest in fiscal 2026.

(3)	Includes restricted stock grants of 1,874 shares that vest in fiscal 2023, 24,264 shares that vest in fiscal 2024 and 23,691 shares that vest in fiscal 2026.
(4)

Included above are unvested restricted shares as follows: Mr. Doar 12,039, Ms. Giesselman 6,484, Mr. Johnson 9,261, Mr. Rayburn 6,484, Mr. Smiley 6,484, Mr. Stratton 10,262, Ms. Larimer 4,642 and Mr. Olsen 2,101.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2025, as indicated below. Shares of common stock represented by properly executed proxy appointments will be voted for the three nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

TERMS EXPIRE IN 2022:
John H. Batten Age 57

Chief Executive Officer, Twin Disc, Incorporated since May 2019; formerly President and CEO since July 2013; formerly President and Chief Operating Officer since July 2008, and Executive Vice President since October 2004.

Mr. Batten is a sitting CEO of a public company. His skill sets include strategic and operational planning, financial oversight, and organizational development as well as extensive domestic and international experience in engineered products and a complex manufacturing environment.

December 2002

Juliann Larimer Age 56

Chair of the Board and retired President and Chief Executive Officer, Peak Technologies, Milwaukee, Wisconsin (A provider of end-to-end mobility and digital supply chain solutions for performance-driven organizations).

Ms. Larimer is Board Chair and former CEO of a technology company and former Vice President of Sales for a global public company, Zebra Technologies. She is skilled in strategic planning, global sales strategy and management of diverse teams.

February 2022

Kevin M. Olsen Age 51	President and Chief Executive Officer, Dorman Products, Colmar Pennsylvania (A supplier of replacement parts for the global automotive aftermarket industry).	Mr. Olsen is a sitting CEO of a public company, and former CFO. His skills include executive leadership, financial management and strategic planning.	August 2022

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

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The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his or her present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2023:
Michael Doar Age 67	Executive Chairman and former Chairman and Chief Executive Officer, Hurco Companies, Inc., Indianapolis, Indiana (A global manufacturer of machine tools)	Mr. Doar is Executive Chairman and former CEO of a public company. His experience includes strategic planning, financial oversight, compensation and organizational competencies.	October 2008

Michael C. Smiley Age 63

Former Chief Financial Officer, Zebra Technologies Corp., Lincolnshire, Illinois (A global provider of enterprise asset intelligence solutions to identify, track and manage the deployment of critical assets for improved business efficiency). Mr. Smiley was previously a Director of the Corporation from 2010-2018.

Mr. Smiley is a former CFO of a public company. His competencies include strategic planning, financial oversight, mergers and acquisitions, extensive domestic and international experience in complex manufacturing and engineered and technology products.

August 2019

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2024:

David B. Rayburn (1) Age 74

Retired President and Chief Executive Officer, Modine Manufacturing Company, Racine, Wisconsin (A manufacturer of heat exchange equipment); Also Director, Lindsay Corporation (A provider of irrigation and water management systems).

As a former CEO of a public company, Mr. Rayburn has experience and skill sets in strategic planning, financial oversight, compensation policy and practices as well as organizational structure. In addition, Mr. Rayburn’s background includes international business, mergers and acquisitions, engineering and manufacturing in an industry related to the Corporation.

July 2000

Janet P. Giesselman Age 68

Retired President of Dow Oil & Gas, a business unit of The Dow Chemical Company, Midland, Michigan. Also Director, Ag Growth International (A global provider of grain handling and storage equipment), Director, GCP (A construction products technology company), Director, Corteva Agriscience (An agricultural chemical company), Former Director, Avicanna, Inc. (A biopharmaceutical company) and Former Director, Omnova Solutions (A global provider of emulsion polymers and specialty chemicals).

Ms. Giesselman is a retired senior executive of a global public company. Her background includes strategic planning, financial oversight, sales, marketing, start-ups, mergers and acquisitions and global regulatory expertise. Ms. Giesselman has extensive international experience and a broad background in the oil and gas and the agricultural sectors.

June 2015

David W. Johnson Age 59	Vice President and Chief Financial Officer, Johnson Outdoors, Inc., Racine, Wisconsin (A global provider of outdoor recreation products).	Mr. Johnson is a sitting CFO of a public company. His strengths include financial leadership, new business development, operational restructuring, cost savings and strategic analysis.	July 2016

(1) As previously reported by the Corporation, Mr. Rayburn intends to retire from the Board immediately following the 2022 Annual Meeting of Shareholders.

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF

THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2022 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K including the executive compensation disclosures, is hereby APPROVED.

As described in the “Executive Compensation” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Executive Compensation section of this Proxy Statement, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance. In addition, long-term performance stock awards were granted in 2019 subject to three-year objectives for return on invested capital, sales revenue and earnings per share. Based on the cumulative performance of the Corporation over the past three fiscal years with respect to these three performance measures, the performance stock awards did not vest and expired unvested in 2022.

The Corporation also maintains compensation practices that are aligned with sound governance practices. For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments. In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation. However, the Board of Directors and its Compensation and Executive Development Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending June 30, 2023, including service to our consolidated subsidiaries. RSM has acted in this capacity since fiscal 2018, following a competitive bidding process. A representative of RSM will attend the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of RSM as our independent registered public accounting firm is not required. However, the Audit Committee deems it good corporate governance to submit the selection of RSM to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed or expected to be billed for professional services rendered by RSM in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2022 and June 30, 2021, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $1,182,700 and $1,215,900, respectively.

Audit-Related Fees

Aggregate fees billed for professional services rendered by RSM for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $27,800 and $47,900 for the years ended June 30, 2022 and 2021, respectively. The fiscal 2022 and 2021 fees related to attestation services required by a grant program at the Corporation’s foreign affiliate in the Netherlands.

Tax Fees

There were no fees billed by RSM during the years ended June 30, 2022 and 2021, respectively, pertaining to tax compliance, tax advice, and tax planning.

All Other Fees

During the years ended June 30, 2022 and 2021, there were no fees billed by RSM for products and services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining RSM’s independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. These fees are then presented at the next Audit Committee meeting for formal documentation of approval. For the year ended June 30, 2022, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2023. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

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CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws. Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the President and Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors. "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence. In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment. A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance: Messrs. Doar, Johnson, Rayburn, Olsen, Smiley and Stratton, and Mses. Giesselman and Larimer.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are separated between Mr. Rayburn and Mr. Batten. This allows our CEO (Mr. Batten) to focus on the day-to-day business operations, while allowing the Chairman of the Board (Mr. Rayburn) to lead our Board in its role of providing oversight and advice to management. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the interests of all shareholders. The Company recently announced that Mr. Rayburn will be retiring from the Board effective following the annual meeting on October 27, 2022. It was also announced that Mr. Smiley will assume the position of Chairman of the Board upon Mr. Rayburn’s retirement.

The Chairman of the Board presides over executive sessions of the independent directors; serves as liaison between the CEO and other independent directors; consults with the CEO as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management directors.

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Board Diversity

The following shows the diversity make-up of the Board of Directors as of August 4, 2022:

Board Diversity Matrix (As of August 4, 2022)
Total Number of Directors: 9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces. The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity. With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation. The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually. Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management. The Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior. The Compensation and Executive Development Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, executive officers and Directors with respect to their conduct in furtherance of the Corporation’s business. The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

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Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, Directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation.  In addition, our Insider Trading Policy prohibits all executive officers, Directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and prohibits Directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan.  Our Insider Trading Policy is available on our website, www.twindisc.com

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, executive officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation. The Guidelines include policies on the review and approval of significant transactions between the Corporation and its executive officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the prior two fiscal years or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated. All responses to the questionnaires are reviewed by the Corporation’s internal audit department and shared with the CEO and Audit Committee, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were Directors or executive officers during fiscal 2021 or fiscal 2022 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2022. Among incumbent Directors, there were two absences from these meetings. The Audit Committee met five times during the year. The Nominating and Governance Committee met two times during the year. The Compensation and Executive Development Committee met five times during the year. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com. It was most recently reviewed on August 3, 2022.

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All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance. The Board of Directors has determined that each Audit Committee member (Mr. Smiley (Chair), Mr. Stratton, Ms. Giesselman, Ms. Larimer and Mr. Johnson) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

●	Integrity of the Corporation's financial statements;
●	Independent auditor's qualifications and independence;
●	Performance of the Corporation's internal audit function and the independent auditors; and
●	Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

●	Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;
●	Retains, as necessary or appropriate, independent legal, accounting or other advisors;
●

Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation's internal auditing program;

●

Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

●

Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

●	Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

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The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider Director candidates recommended to the Committee by shareholders. The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com. Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Nominating and Governance Committee
c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below. The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board. In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience. A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, strategy, organization or other disciplines relevant to the business of the Corporation. A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies. Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

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Compensation and Executive Development Committee

Scope of Authority - The primary purpose of the Compensation and Executive Development Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's executive officers and Directors; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Executive Development Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser to the extent required by the rules of the NASDAQ Stock Market.

The charter of the Compensation and Executive Development Committee is available on the Corporation’s website, www.twindisc.com. The Corporation last reviewed the Compensation and Executive Development Committee charter on August 3, 2022.

Composition - The Compensation and Executive Development Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors. The Compensation and Executive Development Committee reports to the entire Board.

Role of Consultants - The Compensation and Executive Development Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to ensure market competitiveness. Historically, the Committee engaged an independent compensation consultant for this purpose every two years. For fiscal 2022, the Committee engaged Pay Governance, LLC, an independent executive compensation advisory firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. The Committee considered that information in setting executive compensation for fiscal 2022.

Role of Executive Officers - The Compensation and Executive Development Committee makes all compensation decisions for the CEO, Mr. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation. As CEO, Mr. Batten annually reviews the performance of each elected officer with the Compensation and Executive Development Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Executive Development Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation and Executive Development Committee also reviews the performance of the CEO. It alone determines the salary adjustment, bonus payment and equity awards for Mr. Batten.

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Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year. The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:

Compensation &
	Executive	Nominating and
Audit	Development	Governance
Smiley	Giesselman	Johnson
Giesselman	Doar	Doar
Johnson	Larimer	Smiley
Larimer	Stratton
Stratton

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders, but they are expected to attend and the Corporation's Directors historically have attended these meetings. All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1.    Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: Chairman of the Board of Directors

2.    Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

1328 Racine Street

Racine, WI 53403

Attn: [Name of Individual Director]

The Corporation will forward by U.S. Mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

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Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Introduction

The following discussion describes the material components of compensation paid to the Corporation’s Chief Executive Officer and its two most highly compensated executive officers for the fiscal year ended June 30, 2022 (the “Named Executive Officers”). For the fiscal year ended June 30, 2022, the Named Executive Officers are:

●	John H. Batten, President and Chief Executive Officer;
●	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary; and
●	James E. Feiertag, Former President and Chief Operating Officer.

In the discussion that follows, we will explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Executive Development Committee (the “Committee”), the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation. To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives. Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals. Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance. Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

●

The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

●

A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

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●	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

●	The Corporation promoted additional equity ownership beyond the performance period for the long-term incentive awards by including performance stock as long-term incentive awards in FY2022.

The Corporation also maintains compensation practices that it believes are consistent with good governance. For example:

●

The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

●

The Corporation’s long-term incentive compensation plan (i) prohibits repricing of stock options and the repurchase of underwater options; (ii) limits the recycling of shares that may be awarded under the plan; and (iii) states that all awards are subject to the clawback requirements of any applicable law, the listing standards of the NASDAQ Stock Market, and any clawback policy adopted by the Committee, and provides mechanisms for the Corporation to enforce its recovery rights.

●

The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

●

The Committee considers internal pay equity when making compensation decisions, that is, whether employees within the Corporation are paid fairly relative to each other given their duties, experience and performance.

●	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

●	The Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

●

The Committee has adopted a formal clawback policy that permits the Committee to seek disgorgement of incentive pay from current or former executive officers of the Corporation in the event of willful fraud, willful violation of the Corporation’s rules or applicable legal requirements that causes material financial or reputational harm to the Corporation, or conduct that results in a restatement of financial statements due to material noncompliance with applicable reporting requirements as a result of misconduct by the executive officer.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2022:

●	At the beginning of FY2022, the Committee approved a 5% increase to the base salaries of Messrs. Batten and Knutson.

●

The Committee determined that the EBITDA and gross margin percentage results exceeded the targets under the Corporate Incentive Plan, while the free cash flow objective was not met. In addition, the Committee determined that the two strategic objectives were fully met. As a result, the Named Executive Officers received payments under the Corporate Incentive Plan equal to 118.0% of the target amounts.

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●

The Corporation did not achieve the threshold performance levels for its cumulative Average Return on Invested Capital goal (weighted 40%), its average sales revenue goal (weighted 30%), or its average earnings per share goal (weighted 30%) for performance stock granted in 2019 under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan. As a result, the performance stock awards did not vest.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its shareholder advisory vote on executive compensation at its October 28, 2021, Annual Meeting of Shareholders. The shareholders approved the say on pay proposal by a significant majority, with more than 90% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers.

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in the Corporation’s ability to execute business strategy and excel in the marketplace. The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate the executive team to encourage high-level performance, resulting in increased profitability of the Corporation. Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation. In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies. Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our executive officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits. Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance. The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder. The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders. To that end, the Corporation has had stock ownership guidelines in place for over a decade. Stock ownership targets are equal to five times annual base salary for the CEO, and two times annual base salary for the CFO. Executive officers have a period of four years to attain their targeted ownership level. The Committee monitors compliance with this guideline, using its discretion to address non-attainment issues. Compliance is reviewed annually.

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The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code. For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of the Corporation’s compensation program so that they either are not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and result in the loss of the compensation deduction for such payments for the executive’s employer. The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs. In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, clawback provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements. The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation. While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take excessive risk. The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Setting Executive Compensation

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites. Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Committee looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry. The Committee believes an executive’s target compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data. Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives. The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions. In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

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When it established executive compensation for FY2022, the Committee engaged Pay Governance LLC, an independent compensation advisory firm, to conduct a review of competitive compensation levels for the CEO and CFO for similar positions in similar industries. For this analysis, Pay Governance referenced data from a selected peer group of companies, as well as survey data, reflecting a market sample of companies consistent with Twin Disc’s industry and size. The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions. The Committee used this data to determine the base salaries, target annual bonus percentages, target long-term incentive pay, and target total pay for Messrs. Batten and Knutson for FY2022. The Committee did not specify targeted individual companies from among the Pay Governance peer group or survey participants.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility, experience within the Corporation and time within their current role, and their sustained individual performance. Individual performance is measured through the Corporation’s annual performance evaluation process. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee. As discussed above, base salary levels have historically been compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities. In addition, market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years. Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Committee uses a performance management system to set individual objectives for each executive. This system allows for the annual evaluation of both performance goal achievement and competency development. When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the other members of the executive officer team based on the recommendations from the CEO. Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”). This plan provides executives with the opportunity to receive annual cash incentives for achieving corporate, business unit and individual performance goals once threshold performance levels are achieved.

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The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments. It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation. Cash incentive payments are made after the end of each fiscal year, dependent upon corporate, business unit or individual goal achievement. In no event may the payout be more than 200% of the target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved and based on other factors deemed important by the Committee. The Committee alone makes decisions regarding adjustments to the CEO’s annual incentive award.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan (“LTI Plan”), which was approved by the Corporation’s shareholders at the annual meeting in October 2021, provides for the opportunity for executive officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards, performance unit awards or dividend equivalent awards. In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

The granting of performance stock encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders. The granting of restricted stock or restricted stock units is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns. Restricted stock or restricted stock units may also be used to incent executives in times of global economic instability when the future value of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – e.g., performance stock and restricted stock – is determined by the Committee. The executive has no role or choice whether to receive incentive compensation in the form of performance stock, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest. The LTI Plan requires a minimum vesting, restricted or performance period of at least one year for all awards made under the LTI Plan, with the exception that up to five percent of the shares available for issuance under the LTI Plan may be awarded with a shorter vesting, restricted or performance period. Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management. The Committee reviews competitiveness of awards under the LTI Plan annually and obtains a periodic independent review. In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

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Benefits

The Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits. The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary. It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of any specific executive for a program. Information regarding the Corporation’s benefit programs available to its Named Executive Officers follows the Outstanding Equity Awards at Fiscal Year-End table later in this Executive Compensation discussion.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation. An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, and its two most highly compensated executive officers other than its Chief Executive Officer, for the fiscal year ended June 30, 2022. It should be noted that the total compensation as reported by the Summary Compensation Table follows specific requirements of the Securities and Exchange Commission for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

					(3)
				(2)	Nonqualified	(4)
			(1) Stock	Non-Equity Incentive Plan	Deferred Compensation	All Other Compen-
Name and Principal Position	Year	Salary	Awards	Compensation	Earnings	sation	Total

John H. Batten	2022	$623,625	$1,096,472	$631,891	$1,691	$129,936	$2,483,615
President and Chief Executive Officer	2021	$558,463	$980,946	$322,155	$1,867	$106,952	$1,970,383

Jeffrey S. Knutson	2022	$364,006	$493,420	$238,508	$	$34,944	$1,130,878
Vice President – Finance,	2021	$325,769	$343,336	$137,811	$	$34,419	$841,335
CFO, Treasurer and Sec’y

James E. Feiertag	2022	$118,462	$0	$85,990	$	$1,521	$205,973
Former President and Chief Operating Officer	2021	$409,540	$431,615	$204,747	$	$46,498	$1,092,400

(1)

Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals. The aggregate grant date fair values of the performance-based awards granted in FY2022, assuming the maximum performance goals are achieved, are as follows: Mr. Batten, $1,151,297; and Mr. Knutson, $444,090. These calculations are based on the closing share price on the date of grant of $15.70.

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The following table presents separately the compensation expense recognized in FY2022 and in FY2021 for outstanding awards of performance stock, restricted stock and restricted stock units for Messrs, Batten, Knutson, and Feiertag.

				Restricted Stock
Name	Year	Performance Stock	Restricted Stock	Units
John H. Batten	2022	$460,006	$105,004	$260,002
	2021	$224,102	$260,731	$160,002
Jeffrey S. Knutson	2022	$156,863	$105,002	$59,307
	2021	$67,759	$104,932	$51,672
James E. Feiertag	2022	$35,200	$44,484	-
	2021	$96,801	$178,114	-

(2)	Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described in the narrative following the Summary Compensation Table.

(3)

This figure represents above-market earnings on the SERP benefits of Mr. Batten. Mr. Batten’s SERP benefit was credited with 3% in earnings, the minimum earnings rate under the SERP. Messrs. Knutson and Feiertag do not participate in the SERP.

(4)	All Other Compensation consists of the following for each of the Named Executive Officers:

		Retirement	Defined			Tax Gross	Perquisites
	401(k)	Savings	Contribu-			Up on	and
	Company	Plan	tion	Life	Relocation	Relocation	Personal
Name	Match	Contribution	SERP	Insurance	Expense	Expense	Benefits	Total
J.H. Batten	$10,477	18,525	51,315	28,000			21,619	129,936
J.S. Knutson	$10,174			24,770				34,944
J.E. Feiertag	$1,221			300				1,521

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Mr. Batten. Messrs. Knutson and Feiertag do not participate in the SERP.

Messrs. Batten and Knutson participate in an endorsement split-dollar life insurance plan. Mr. Feiertag participated in the company-sponsored group life insurance plan.

Perquisites and Personal Benefits for Mr. Batten for FY2022 consist of personal use of the company plane and, supplemental long-term disability premiums. The aggregate total of perquisites and personal benefits for each of the remaining Named Executive Officers was less than $10,000 for FY2022, and therefore need not be disclosed or included in such Named Executive Officers’ “All Other Compensation” total.

Narrative Disclosure to Summary Compensation Table

Base Salary

For FY2022, the Committee increased the bases salaries of Mr. Batten and Mr. Knutson by 5% effective October 1, 2021. The base salary of Mr. Feiertag was not changed.

Stock Awards Granted in FY2022

The amounts in the “Stock Awards” column of the Summary Compensation Table reflect awards made in FY2022 to the Named Executive Officers under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan. In FY2022, Messrs. Batten, Knutson, and Feiertag received awards of performance stock. The Committee determined that the long-term incentive awards granted in FY2022 would use a combination of the following performance goals and weightings for the three-year performance period ending in FY2024: (i) average return on invested capital (40%); cumulative sales revenue (30%), and (iii) cumulative earnings per share (30%). In addition, the possible range of long-term incentive payments for each performance goal was established as 50% - 150% of the target. These shares will vest on June 30, 2024 if the specific measures are achieved within the payout range.

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In order to incent and retain the Corporation’s executives, restricted stock units were also granted to Messrs. Batten and Knutson in FY2022. The restricted stock awards will vest on August 4, 2024, provided the executives remain employed with the Corporation until the vesting date.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table reflect cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan (“CIP”). For FY2022, the target bonuses as a percentage of base salary were set at 85% for Mr. Batten, 55% for Mr. Knutson, and 65% for Mr. Feiertag. The CIP targets for the Named Executive Officers were based on a combination of EBITDA, gross profit percentage and free cash flow as well as on achievement of certain strategic objectives.

Objective	Weight	Target
EBITDA	20%	Target: $13,199,000
		Threshold: $6,500,000
		Maximum: $25,000,000

Free Cash Flow	20%	Target = $5,752,000
		Threshold = $2,000,000
		Maximum = $13,000,000

Gross Margin Percent	20%	Target = 24.0%
		Threshold = 22.0%
		Maximum = 28.0%

Strategic Objective	20%	Footprint reduction

Strategic Objective	20%	Continuous improvement initiatives

In August 2022, the Committee determined that the strategic objectives for FY2022 were achieved at a 95% level, and that the Corporation’s EBITDA of $24,975,000 and gross profit percentage of 28.3% exceeded the target level. The CIP therefore paid at 118.0% of the target amounts for each of the Named Executive Officers.

Compensation Decisions Made by the Committee in FY2023

Since the end of FY2022, the Committee has taken the following actions with respect to the base salary, annual incentive compensation, and long-term incentive compensation for its Named Executive Officers.

Base Salary

At their meeting in August 2022, the Committee approved a 4% increase in the base salary of Mr. Batten and a 5% increase in the base salary of Mr. Knutson.

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Annual Incentive Compensation

In August 2022, the Committee reviewed and approved the performance goals recommended for the CIP for FY2023. The CIP will pay out if certain Revenue, EBITDA, Inventory Percent of Revenue and strategic objectives relating to growth, capital allocation and individual performance are achieved for FY2023. The Committee set the target bonus percentages (as a percentage of base salary) for each of the Named Executive Officers for FY2023 as follows: 85% for Mr. Batten and 55% for Mr. Knutson.

Long-Term Incentive Compensation

In August 2022, the Committee reviewed the performance objective established in August of 2019 for the vesting of performance stock granted in August 2019 under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan. The objective is listed below:

Performance Objective: Average Return on Invested Capital (also called Average Return on Total Capital), Average Sales Revenue and Average Annual Earnings Per Share for the three fiscal years ending 6/30/2022 at the achievement levels specified below. Average Return on Invested Capital was weighted at 40% and Average Sales Revenue and Average Annual Earnings Per Share are each weighted at 30% of the performance objective.

Performance of Objective as June 30, 2022
	Avg. Return on Invested Capital (a/k/a Avg. Return on Total Capital) (40%)	Average Sales Revenue (30%)	Average Annual Earnings per Share (30%)
Maximum	12.0%	$346,000,000	$1.25
Target	8.0%	$329,000,000	$1.00
Threshold	4.0%	$314,000,000	$0.75

“Average Return on Invested Capital” (also known as Average Return on Total Capital) is defined as the average amount of “Return on Invested Capital” for the three fiscal years of the Performance Period. Return on Invested Capital is measured as Net Operating Profit After Taxes (NOPAT) divided by Invested Capital, where NOPAT equals earnings from operations, less tax, calculated using the actual reported effective tax rate, and Invested Capital equals long-term debt plus shareholders equity.

“Average Sales Revenue” is defined as the average of the amount reported as annual “Net Sales” in the Company’s financial statements for the three fiscal years of the Performance Period.

“Average Earnings Per Share” is defined as the average of the amount reported as “Diluted earnings per share attributable to Twin Disc common shareholders” for the three fiscal years of the performance period.

The Committee determined, subject to audit, that for the three-year period ending June 30, 2022, the Corporation’s Average Return on Invested Capital was 0.07%, the Average Sales Revenue was $236,110,878, and the Average Annual Earnings per share was ($1.31). As a result, the Corporation did not achieve the threshold level of performance for any of the performance goals, and the performance stock did not vest.

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For FY2023, the awards use a combination of the following performance goals and weightings for the three fiscal year performance period ending June 30, 2025: (i) average return on invested capital (also known as average return on total capital) (50%), and (ii) cumulative EBITDA (50%). In addition, the possible range of long-term incentive payments for each performance goal will be 50% - 200% of the target. The Committee awarded performance stock, restricted stock, and restricted stock units with performance conditions, as long-term incentive awards in FY2023.

Grants of Plan-Based Awards

The following table provides information on plan-based incentive awards granted to our Named Executive Officers during FY2022.

		Estimated Future Cash Incentive			Estimated Future Share or
		Payouts Under Non-Equity			Unit Payouts Under Equity
		Incentive Plan Awards			Incentive Plan Awards
								All other
								Stock	Grant Date
								awards;	Fair Value
								Number of	of Stock
								shares of	and
		Threshold	Target	Maximum	Threshold	Target	Maximum	stock or	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	units	Awards (3)
John H. Batten
Cash Incentive		$267,750	$535,500	$1,071,000
Performance Stock Award (1)	8/4/2021				24,444	48,887	73,331		$767,526
Restricted Stock Unit Award (2)	8/4/2021							20,952	$328,946

Jeffrey S. Knutson
Cash Incentive		$101,063	$202,125	$404,250
Performance Stock Award (1)	8/4/2021				9,429	18,857	28,286		$296,055
Restricted Stock Unit Award (2)	8/4/2021							12,571	$197,365

James E. Feiertag
Cash Incentive
Performance Stock Award (1)
Restricted Stock Award (2)

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Executive Compensation discussion; eligible for vesting in 2024.
(2)	Consists of restricted stock unit awards with a vesting date of August 4, 2024. These stock awards will vest if the executive remains employed through the vesting date.
(3)	The grant date fair values are calculated using the closing price of Twin Disc shares on August 4, 2021 (the grant date) of $15.70.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of restricted stock, performance stock and restricted stock unit awards held by our Named Executive Officers on June 30, 2022. The Named Executive Officers had no outstanding exercisable or unexercisable options outstanding on June 30, 2022.

		Stock Awards
				Equity Incentive Plan
				Awards: Market or
			Equity Incentive Plan	Payout Value of
		Market Value of	Awards: Number of	Unearned Shares,
	Number of Shares or	Shares or Units of	Unearned Shares,	Units or Other Rights
	Units of Stock That Have	Stock That Have Not Vested	Units or Other Rights	That Have Not Vested
Name and Grant Date	Not Vested	(6)	That Have Not Vested	(6)
John H. Batten
10/31/2019	44,986 (1)	$407,573	29,054 (3)	$263,225
8/6/2020	51,994 (1)	$471,066	60,659 (4)	$549,571
8/4/2021	20,952 (2)	$189,825	24,444 (5)	$221,458
Jeffrey S. Knutson
8/1/2019	13,192 (1)	$119,520	6,596 (3)	$59,760
10/31/2019	1,874 (1)	$16,978	937 (3)	$8,489
8/6/2020	24,264 (1)	$219,832	18,198 (4)	$164,874
8/4/2021	12,571 (2)	$113,893	9,429 (5)	$85,422
James E. Feiertag
8/1/2019			7,031 (3)	$63,696
8/6/2020			10,797 (4)	$97,821

(1)	Reflects non-vested restricted stock awards that are scheduled to vest three years from the date of grant.
(2)	Reflects non-vested restricted stock unit awards that are scheduled to vest three years from the date of grant.
(3)	Reflects non-vested performance stock awards scheduled to vest in FY2023 based on three-year performance period ending June 30, 2022. Figures shown are based on achieving threshold performance goals.
(4)	Reflects non-vested performance stock awards scheduled to vest in FY2024 based on three-year performance period ending June 30, 2023. Figures shown are based on achieving threshold performance goals.
(5)	Reflects non-vested performance stock awards scheduled to vest in FY2025 based on three-year performance period ending June 30, 2024. Figures are shown based on achieving threshold performance goals.
(6)	Values were calculated using $9.06 per share, the closing price of the Corporation’s common stock as of June 30, 2022, the last trading day of the fiscal year.

Retirement Benefits

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below, in a defined contribution format.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service. This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions. Employer contributions, which are made annually, are 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Only Mr. Batten participates in this program and he is not eligible for retirement as of June 30, 2022.

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Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Batten is eligible for a benefit under the cash-balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar years 2020, 2021, and 2022 the annual limits were $285,000, $290,000, and $305,000, respectively.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis. The Corporation matches 50% of the first 8% of pay that is contributed to the 401(k) Plan. All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers. It is the Corporation’s current practice to not add new officers to the SERP. For those eligible participants (only Mr. Batten) the SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans. SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on or about the first and second February 1st in the years following retirement. However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation. The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015. The Corporation’s current practice is to not provide this benefit to new officers. While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value. At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive. Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

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Officers who obtained their positions on or after January 1, 2015 are eligible for a term life insurance benefit equal to approximately three times their base salary, subject to certain limitations that may apply regarding insurability or maximum insurance levels.

Agreements Providing Payments Following Termination or Change in Control

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in August 2022. If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. Batten, 2.0 for Mr. Knutson). In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, and fringe benefits would continue for 24 months following termination. The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and the restricted stock and restricted stock unit grant agreements between the Corporation and its Named Executive Officers have certain change in control provisions. Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, all restricted shares shall become freely transferable and non-forfeitable, and all restricted stock units shall immediately vest and the related shares shall be delivered.

The following information describes the payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

Normal or Early Retirement. For purposes of the following discussion, retirement means termination of employment after the Named Executive Officer reaches age 65, or after the Named Executive Officer reaches age 60 with 10 years of service, which is how retirement is defined in the SERP and the award agreement for performance stock. Named Executive Officers who participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees may also retire after 30 years of service at any age, or if their age plus service equals 85 points, but these definitions of retirement are not considered in the following discussion because they do not affect the amounts required to be disclosed in the tables below. None of the Named Executive Officers are currently eligible for retirement.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock and restricted stock units without performance conditions are forfeited if retirement occurs before the restrictions on such shares or units have ended.

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Performance stock, performance stock units, and restricted stock units with performance conditions, will be paid after the end of the relevant performance period, but only if the performance objective is achieved. The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for certain Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans. Mr. Batten is currently the only participant.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy. At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock and restricted stock units vest and become payable per the terms of the individual grant agreement. The estate would receive the payment of shares.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

Disability. In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees. Benefits are reduced for any social security pension eligibility.

Restricted stock and restricted stock units vest and become payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Termination for Cause. An executive is not eligible for any additional benefits at termination, unless the Compensation and Executive Development Committee would determine that severance payments are appropriate.

Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

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Involuntary Termination (or Resignation for Good Cause) Following Change in Control. The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers. The agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Corporation, the executive will receive the following benefits:

●

a severance payment equal to (a) a specified multiple, times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Corporation’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. In addition, the following benefits would also become payable

●	twenty-four months of benefit continuation,
●	current value of all outstanding stock options,
●	restricted stock will immediately vest,
●	restricted stock units will immediately vest and shares will be issued, and
●

performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. The cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2022:

		Fees	Value of
		Earned or	Stock	All Other
Name	Year	Paid in Cash	Awards (1)	Compensation	Total
Michael Doar (2)	2022	$0	$134,991		$134,991
Janet Giesselman	2022	$77,500	$72,498		$149,998
David Johnson (2)	2022	$41,250	$103,743		$144,993
David Rayburn	2022	$116,500	$72,498		$188,998
Michael Smiley	2022	$82,500	$72,498		$154,998
Harold Stratton II (2)	2022	$20,000	$115,000		$135.000
Juliann Larimer	2022	$15,625	$54,376		$70,001

(1)

Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718. Mr. Doar held 11,248 shares of restricted stock, Mr. Johnson held 8,866 shares of restricted stock, Mr. Stratton held 9,724 shares of restricted stock, and Ms. Larimer held 4.642 shares of restricted stock as of the end of FY2022. Each other director held 6,484 shares of restricted stock as of the end of FY2022.

(2)

The value of Mssrs. Doar, Johnson and Stratton’s stock awards includes shares of restricted stock issued in lieu of quarterly cash retainers, pursuant to an irrevocable election made under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors. Such shares will vest on the first anniversary of the date of issuance.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock. The restricted shares are issued under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”). The mix of cash and stock is determined by the Board of Directors on an annual basis. The cash portion is paid quarterly, which the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October. The restricted shares awarded at a shareholders meeting will vest as of the subsequent annual shareholders meeting.

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Under the 2020 Directors’ Plan, Directors have the option to elect to receive all or a portion of their quarterly base cash retainer in restricted shares of Twin Disc stock. The restricted shares will vest one year after the date that the quarterly cash retainer payment would have been made.

Committee chairs are paid an annual fee in addition to the annual retainer. The chair of the Audit Committee receives $20,000, the chair of the Compensation and Executive Development Committee receives $15,000 and the chair of the Governance Committee receives $10,000. The annual Chairman’s fee is $54,000.

Director stock ownership guidelines are in place for the outside Directors of the Corporation. These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees. Directors will have a period of five years to attain their targeted ownership level. The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address nonattainment issues.

Outside Directors who reach the age of 72 are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees. Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter. In January of 2018, the Board voted to close this retirement program to new directors, with current participants continuing in the program, as described above, until their retirement. In May of 2020, the Board voted to cap the maximum annual benefit at $62,500 and cap the maximum service years equal to 15 years. For those Directors who already had more than fifteen years of service at the time of the change, their benefit immediately freezes at their current service years, with no additional accruals.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2022.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with RSM US LLP matters relating to its independence.

TWIN DISC, INCORPORATED 2022 ANNUAL REPORT | PROXY | 36

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation’s annual report on Form 10‑K for the fiscal year ended June 30, 2022, for filing with the Securities and Exchange Commission.

Audit Committee

Michael C. Smiley, Chair

Janet P. Giesselman

David W. Johnson

Juliann Larimer

Harold M. Stratton

August 3, 2022

TWIN DISC, INCORPORATED 2022 ANNUAL REPORT | PROXY | 37

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	601,168(1)	N/A	1,083,333 (2)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	601,168 (1)	N/A	1,083,333 (2)

(1)

Includes 382,286 shares of performance stock that may be issued as of June 30, 2023 and 155,366 shares of performance stock that may be issued as of June 30, 2024 under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan, assuming the maximum performance goals are achieved. As of June 30, 2022, the Corporation believes that it is likely that the performance goals for the awards that may be issued as of June 30, 2023 and June 30, 2024 will be achieved at or near target. Also includes 3,633 restricted stock units that vested on September 1, 2022, 58,040 restricted stock units that are scheduled to vest on June 30, 2024 and 1,843 restricted stock units scheduled to vest on October 18, 2023 issued under the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan.

(3)

Consists of 612,981 shares of the Corporation’s common stock issuable under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors and 470,352 shares issuable under the Twin Disc, Incorporated Long Term Incentive Compensation Plan. Assumes that outstanding performance stock awards under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan will be issued at maximum, which may not reflect the most probable outcome.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during fiscal 2022, we believe that all required reports were timely filed, except that, due to administrative error the following forms were filed late:

●	One Form 3 to report initial ownership of equity securities of the Company by Juliann Larimer, a non-employee director
●	One Form 4 to report an award of restricted stock on February 7, 2022, to Ms. Larimer

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $10,000 plus expenses.

Management does not know of any other business to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

TWIN DISC, INCORPORATED 2022 ANNUAL REPORT | PROXY | 38

If you do not contemplate attending the Annual Meeting, we respectfully request that you direct your vote via the Internet or by telephone, or (if you received paper copies of the proxy materials) by filling in, signing and returning the accompanying proxy at your earliest convenience. If you are a registered shareholder of the Corporation, you may transmit your voting instructions via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. If you hold your shares through an intermediary, such as a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone – your voting form will provide you with instructions. If you are returning a paper copy of your proxy, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting.

TWIN DISC, INCORPORATED 2022 ANNUAL REPORT | PROXY | 39

TWIN DISC

VOTE

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DESIGNATION (IF ANY)
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Online

Go to **www.investorvote.com/twin** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by October 26, 2022 at 11:59 P.M., Eastern Time.

Notice of Internet Availability of Proxy Materials

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement and annual report to shareholders are available at:

www.investorvote.com/twin

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/twin.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 12, 2022 to facilitate timely delivery.

2 N O T   C O Y

03080A

Notice of Internet Availability of Proxy Materials

Twin Disc, Incorporated's Annual Meeting of Shareholders will be held on October 27, 2022 at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin at 2:00 P.M. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.investorvote.com/twin.**
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Twin Disc, Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, requests for a paper copy of proxy materials must be received by October 12, 2022.

TWIN DISC

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 26, 2022 at 11:59 P.M., Eastern Time.

Online
Go to **www.investorvote.com/twin** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/twin

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS:

01 - JOHN H. BATTEN 02 - JULIANN LARIMER 03 - KEVIN M. OLSEN

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

Proposal	For	Against	Abstain
2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS	☐	☐	☐
3. RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR JUNE 30, 2023	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 5 4 8 7 4 7

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03O7YB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 27, 2022.
The Proxy Statement and the 2022 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/twin

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 27, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David B. Rayburn, Janet P. Giesselman, David W. Johnson and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 27, 2022 at 2:00 P.M., local time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

TWIN DISC

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS:

01 - JOHN H. BATTEN 02 - JULIANN LARIMER 03 - KEVIN M. OLSEN

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐ 03 ☐

	For	Against	Abstain
2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE CORPORATION'S NAMED EXECUTIVE OFFICERS	☐	☐	☐
3. RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR JUNE 30, 2023	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 4 8 7 4 7

03072B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 27, 2022.
The Proxy Statement and the 2022 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 27, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David B. Rayburn, Janet P. Giesselman, David W. Johnson and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 27, 2022 at 2:00 P.M., local time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)